Exhibit 99.1

LM Funding Reports Net Income of $4.4 Million or $0.87 Per Basic Common Share for the First Quarter of 2021

TAMPA, FL / ACCESSWIRE / May 14, 2021 / LM Funding America, Inc. (NASDAQ:LMFA) ("LM Funding" or "LMFA"), a technology-based specialty finance company, today announced its financial results for the three months ended March 31, 2021.

Financial Highlights for the Three Month Period Ended March 31, 2021:

•	Revenues declined to $177 thousand in 2021 from $341 thousand in Q1 2020.
•	Operating loss was $1,728 thousand in 2021 compared to a loss of $561 thousand in Q1 2020.
•	Recognized a $5.7 million realized gain from a transaction with BORQS Technologies Inc. (‘Borqs’) initially projected to net $2 million.
•

Sponsor interest in LMF Acquisition Opportunities, Inc. (‘LMAO’) resulted in recognition of a net unrealized gain on securities of $0.6 million on the Company’s $5.7 million purchase of LMAO’s warrants and Class B common shares.

•	Net income during the quarter totaled $4.4 million, or $0.87 per basic common share.
•	Cash increased to $17.8 million on March 31, 2021 from $11.5 million on December 31, 2020.

“Thus far in 2021 we continue to expand our ‘We Buy Problems’ mission.  In addition to $4.4 million in net income during the quarter, our cash position has increased to $17.8 million or $3.29 per basic common share as of March 31st.”  Said Bruce M. Rodgers, Chairman and CEO of LM Funding.  “Revenues from our community association receivables business declined as we continue to develop a digital asset technology strategy to unlock the potential of this business.  We expanded our core business of buying discounted debt and collecting it through court proceedings with the Borqs transaction.  We entered the Borqs transaction projecting to net $2 million and we were pleased to realize a $5.7 million return. Going forward, we will continue to look for other technology enabled specialty finance business opportunities that can leverage our existing platform and expertise.  We also expect our SPAC sponsorship and digital asset strategy to contribute to earnings in the foreseeable future as our core business navigates through the economy’s re-emergence from Covid restrictions.”

Operational Highlights for the First Quarter of 2021 to Date:

•	LM Funding is developing a digital asset technology strategy to grow its community association receivables business both organically and through acquisitions.
•	LMFA announced plans to purchase up to $2 million in digital assets including Bitcoin, Ether, and other digital assets.
•	LM Funding sponsored LMAO and its initial public offering, with LMAO closing a $103.5 million upsized IPO (NASDAQ: LMAOU). Net investment in LMAO totals $6.4 million or approximately $1.17 per share.
•	LMAO is targeting a business combination in the financial services or financial technology sectors.

•	LM Funding entered into a second transaction with Borqs with the purchase of a $5 million convertible debt and equity instrument and has funded $1.7 million as of March 31, 2021.

About LM Funding America:

LM Funding America, Inc., together with its subsidiaries, is a technology-based specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado and Illinois, by funding a certain portion of the associations' rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments.

Forward-Looking Statements:

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guaranties of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 10-K and its other filings with the SEC, which are available at www.sec.gov. These risks and uncertainties include, without limitation, uncertainty created by the COVID-19 pandemic, our ability to acquire new accounts in our specialty finance business at appropriate prices, the need for capital, our ability to hire and retain new employees, changes in governmental regulations that affect our ability to collected sufficient amounts on defaulted consumer receivables, changes in the credit or capital markets, changes in interest rates, and negative press regarding the debt collection industry.  The occurrence of any of these risks and uncertainties could have a material adverse effect on our business, financial condition, and results of operations.

Company Contact: Bruce M. Rodgers, Chairman and CEO LM Funding America, Inc. Tel (813) 222-8996 investors@lmfunding.com

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Cash	$17,803,015	$11,552,943
Finance receivables:
Original product - net (Note 2)	101,811	116,017
Special product - New Neighbor Guaranty program, net of allowance for credit losses of (Note 3)	53,777	52,757
Prepaid expenses and other assets	212,132	399,124
Current assets	18,170,735	12,120,841
Fixed assets, net	5,617	6,171
Real estate assets owned	80,057	18,767
Operating lease - right of use assets (Note 7)	134,859	160,667
Long-term investments - debt securities (Note 9)	1,679,284	-
Long-term investments - equity securities (Note 9)	1,789,338	-
Investments in unconsolidated affiliates (Note 9)	4,569,054	-
Other assets	10,984	10,984
Long-term assets	8,269,193	196,589
Total assets	$26,439,928	$12,317,430

LIABILITIES AND STOCKHOLDERS' EQUITY
Note payable (Note 5)	38,053	96,257
Accounts payable and accrued expenses	271,515	237,033
Due to related party (Note 4)	232,734	158,399
Current portion of lease liability (Note 7)	78,675	-
Total current liabilities	620,977	491,689

Lease liability - long-term (Note 7)	68,002	171,648
Deferred taxes (Note 6)	3,484	-
Note payable - long-term (Note 5)	186,235	185,785
Long-term liabilities	257,721	357,433
Total liabilities	878,698	849,122

Stockholders’ equity:
Common stock, par value $0.001; 30,000,000 shares authorized; 5,414,296 and 3,083,760 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	5,414	3,084
Additional paid-in capital	39,538,550	29,996,257
Accumulated deficit	(14,159,791)	(18,536,224)
Total stockholders’ equity	25,384,173	11,463,117
Non-controlling interest	177,057	5,191
Total stockholders’ equity	25,561,230	11,468,308
Total liabilities and stockholders’ equity	$26,439,928	$12,317,430

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Income Statement

	For the Three Months Ended March 31,
	2021	2020
Revenues:
Interest on delinquent association fees	$77,444	$219,514
Administrative and late fees	15,071	23,045
Recoveries in excess of cost - special product	29,473	22,628
Underwriting and other revenues	22,703	27,929
Rental revenue	31,917	48,080
Total revenues	176,608	341,196

Operating Expenses:
Staff costs and payroll	1,301,981	316,059
Professional fees	482,943	506,995
Settlement costs with associations	-	11,920
Selling, general and administrative	99,769	80,223
Recovery of cost from related party receivable	(10,000)	(100,000)
Real estate management and disposal	18,290	85,342
Depreciation and amortization	1,696	5,812
Collection costs	2,048	(8,321)
Other operating expenses	7,545	3,794
Total operating expenses	1,904,272	901,824
Operating loss from continuing operations	(1,727,664)	(560,628)
Realized gain on securities	5,671,464	-
Unrealized gain on securities	595,392	-
Interest income	13,055	-
Interest expense	(464)	(6,894)
Income (loss) from continuing operations before income taxes	4,551,783	(567,522)
Income tax expense	(3,484)	-
Net income (loss) from continuing operations	4,548,299	(567,522)
Gain from operations of discontinued operations	-	16,428
Net gain from discontinued operations	-	16,428
Net income (loss)	4,548,299	(551,094)
Less: Net income attributable to non-controlling interest	(171,866)
Net income (loss) attributable to LM Funding America Inc.	$4,376,433	$(551,094)

Earnings/(loss) per share:
Basic income (loss) per common share - continuing operations	$0.87	$(0.88)
Basic income/(loss) per common share - discontinued operations	$-	$0.03
Basic income (loss) per common share - net income (loss) - attributable to LM Funding	$0.87	$(0.85)
Diluted income (loss) per common share - continuing operations	$0.80	$(0.88)
Diluted earnings/(loss) per common share - discontinued operations	$-	$0.03
Diluted income (loss) per common share - net income (loss) - attributable to LM Funding	$0.80	$(0.85)

Weighted average number of common shares outstanding:
Basic	5,047,498	646,606
Diluted	5,439,398	646,606

LM Funding America, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,548,299	$(551,094)

Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	1,696	5,812
Right to use asset depreciation	25,808	25,093
Stock compensation	-	128,847
Recovery of uncollectible related party receivables	-	(100,000)
Accrued investment income	(12,784)	-
Gain on disposal of discontinued operations	-	(16,428)
Deconsolidation of affiliate	(43,623)	-
Unrealized gain on securities	(595,392)	-
Realized gain on sale of securities	(5,671,464)	-
Change in assets and liabilities
Prepaid expenses and other assets	710,163	20,436
Accounts payable and accrued expenses	157,514	(8,102)
Advances (repayments) from related party	200,749	197,024
Lease liability payments	(24,971)	(22,684)
Deferred taxes	3,484	-
Net cash provided (used in) operating activities	(700,521)	(321,096)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net collections of finance receivables - original product	14,206	28,035
Net collections of finance receivables - special product	(1,020)	29,839
(Payments)/proceeds for real estate assets owned	(62,432)	(3,026)
Net cash payment for IIU disposal	-	(246,914)
Investment in convertible note receivable	(1,666,500)	-
Investment in unconsolidated affiliate	(5,738,000)	-
Investment in securities	(15,547,454)	-
Proceeds from securities, net	21,218,918	-
Loan to purchase securities	1,784,250	-
Repayment of loan to purchase securities	(1,784,250)	-
Net cash used by investing activities	(1,782,282)	(192,066)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal repayments	(343,687)	(34,770)
Insurance financing repayments	(468,061)	-
Exercise of warrants	9,544,623	-
Proceeds from stock subscription	-	250,000

Net cash provided by financing activities	8,732,875	215,230

NET INCREASE (DECREASE) IN CASH	6,250,072	(297,932)

CASH - BEGINNING OF YEAR	11,552,943	1,069,823
CASH - END OF YEAR	$17,803,015	$771,891

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid for taxes	$-	$-
Cash paid for interest	$-	$6,894